SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K


                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  June 2, 1995




                         AUDIOVOX CORPORATION

          (Exact name of registrant as specified in its charter)



         DELAWARE                1-9532          13-1964841
(State or other jurisdiction  (Commission     (I.R.S. Employer
 of Incorporation or          File Number)    Identification
 organization)                                 Number)



150 Marcus Boulevard, Hauppauge, New York                  11788

(Address of principal executive offices)                     (Zip
Code)



Registrant's telephone number, including area code:(516) 231-7750




                                NONE

(Former name, former address and former fiscal year, if changed since last report)

Item 5.   Other Events
     One June 2, 1995, Audiovox Corporation (the "Company") announced that Alan H. Goldfield, Chairman and Chief Executive Officer of CellStar Corp., exercised his option, pursuant to a December 3, 1993 option agreement with the Company, to purchase 1.5 million shares of CellStar common stock from the company at a price of $11.50 per share. See the press release which is annexed as
Exhibit 1.
     As a result of this transaction, the Company received gross proceeds of $17.25 million and, through its wholly owned subsidiary, Audiovox Holding Corp., continues to hold 2.375 million shares of CellStar common stock or 12.79% ownership interest in CellStar Corp.

Item 7.   Exhibits.

1.   Press release dated June 2, 1995.

                            SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.

                                   AUDIOVOX CORPORATION



Dated:  June 5, 1995               By:s/Charles M. Stoehr
                                      Senior Vice President and
                                      Chief Financial Officer

                                Contact:     Michael Stoehr
                                             Audiovox
                                             (516) 231-7750

                                             Brian James or
                                             Alexandra Magnuson
                                             Edelman Financial
                                             (212) 704-8111
                                             or 704-8172

June 2, 1995, Hauppauge, NY -- Audiovox Corporation (AMEX:VOX) announced today that Alan H. Goldfield, Chairman and Chief Executive Officer of CellStar Corp., has exercised his option pursuant to a December 3, 1993 agreement with Audiovox to purchase 1.5 million shares of CellStar common stock from Audiovox at a price of $11.50 per share. As a result of this transaction, Audiovox has received $17.25 million and still holds
2.375 million shares of CellStar common stock or a 12.79% ownership interest in CellStar Corp.
     Unrelated to this announcement, Audiovox stated that as a result of CellStar Corporation's withdrawal of 3,000,000 shares of CellStar common stock from registration with the Securities and Exchange Commission, Audiovox is withdrawing its request to include 1,075,000 shares of CellStar common stock held by Audiovox in such registration statement. These shares are included in the 2.375 million CellStar common shares still held by Audiovox. Audiovox had the option to include such shares in the registration statement pursuant to the piggy back registration rights agreement between CellStar Corporation and Audiovox. CellStar withdrew its SEC registration of common stock when it obtained a firm commitment for a $125 million credit facility underwritten by Texas Commerce Bank National Association.

     Audiovox Corporation makes cellular telephones and accessories, automotive aftermarket sound and security equipment, as well as other aftermarket automotive accessories.

                           Exhibit 1